UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

MELA SCIENCES, INC.
 (Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015 the Company entered into an Amended and Restated Employment Agreement (the "Amended Agreement") with Michael R. Stewart, President and Chief Executive Officer of the Company. The Amended Agreement (i) extends the term of Mr. Stewart's service until December 14, 2017, unless earlier terminated in accordance with the terms of the Amended Agreement; (ii) increases his base salary from $310,000 per year to $375,000 per year; and (iii) provides that Mr. Stewart's severance will be increased from 12 months to 18 months if his employment is terminated in connection with a Change of Control, as provided in the Amended Agreement. The Amended Agreement further provides that Mr. Stewart will continue to be eligible for an annual bonus of up to 50% of his base salary, but that any bonus for 2015 will be calculated based on his $310,000 base salary.

Under the Amended Agreement, the Company will continue to reimburse Mr. Stewart for supplemental life insurance in the coverage amount of $1 million and supplemental disability coverage and pay Mr. Stewart an automobile allowance of $1,000 per month.  The Amended Agreement also contains customary non-competition, non-solicitation, non-disparagement and confidentiality provisions.

Concurrently with entering into the Amended Agreement, the Company's Board of Directors also awarded Mr. Stewart a special bonus in recognition of Mr. Stewart's extensive efforts in connection with the Company's acquisition of its XTRAC and VTRAC businesses from PhotoMedex, Inc., consisting of (i) $100,000 in cash and (ii) 100,000 shares of restricted common stock.  The cash portion of the special bonus is payable, and the restrictions on the stock portion of the special bonus expire, on January 6, 2016.

Item 9.01.    Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit Number	Description

	10.1	Amended and Restated Employment Agreement, dated as of December 15, 2015 by and between Mela Sciences, Inc. and Michael R. Stewart
	10.2	Restricted Stock Award Agreement, dated as of December 15, 2015 by and between Mela Sciences, Inc. and Michael R. Stewart

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MELA SCIENCES, INC.
By:	/s/ Michael R. Stewart
Michael R. Stewart
President and Chief Executive Officer

Date:  December 15, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of December 15, 2015 by and between Mela Sciences, Inc. and Michael R. Stewart
10.2	Restricted Stock Award Agreement, dated as of December 15, 2015 by and between Mela Sciences, Inc. and Michael R. Stewart